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                                                                       EXHIBIT H

                             Joint Filing Agreement

                This Agreement is entered into by and among UICI, a Delaware corporation, The MEGA Life and Health Insurance Company, an Oklahoma corporation, and UICI Sub I, Inc., a Delaware corporation.

                Each of the persons named above hereby agrees that the Schedule 13D of even date herewith and to which this Agreement is attached as an exhibit, which is to be filed with the Securities and Exchange Commission, is to be filed on behalf of each such person.

                This Agreement may be executed in multiple counterparts, each of which shall constitute an original.

                IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf this 5th day of February, 2001.



                                     UICI

                                     By: /s/ Glenn W. Reed
                                        ----------------------------------------
                                     Name:  Glenn W. Reed
                                     Title: Executive Vice President and General
                                            Counsel

                                     The MEGA Life and Health Insurance Company


                                     By: /s/ Glenn W. Reed
                                        ----------------------------------------
                                     Name:  Glenn W. Reed
                                     Title: Vice President

                                     UICI Sub I, Inc.

                                     By: /s/ Glenn W. Reed
                                        ----------------------------------------
                                     Name:  Glenn W. Reed
                                     Title: Vice President